Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333‐278555 on Form S‐3 and Registration Statements Nos. 333-276765 and 333-279868 on Form S‐8 of our reports dated March 9, 2026, relating to the financial statements of Amplify Energy Corp. and the effectiveness of Amplify Energy Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10‐K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 9, 2026